UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 23, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, Rexford Industrial Realty, Inc. (the "Company") held its Annual Meeting of Stockholders, at which the stockholders voted on and approved the following proposals:
Proposal 1. Election of directors, each to serve until the 2018 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard S. Ziman	45,731,322	10,957,635	2,705,964
Howard Schwimmer	54,303,357	2,385,600	2,705,964
Michael S. Frankel	54,303,457	2,385,500	2,705,964
Robert L. Antin	55,709,899	979,058	2,705,964
Steven C. Good	43,580,318	13,108,639	2,705,964
Tyler H. Rose	34,656,305	22,032,652	2,705,964
Peter E. Schwab	43,654,884	13,034,073	2,705,964

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,916,360	401,421	77,140	—

Proposal 3. The advisory approval of the Company's 2016 executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,639,699	1,915,006	134,252	2,705,964

Proposal 4. The approval of amendments to the Bylaws and Corporate Governance Guidelines to provide for a majority vote standard in uncontested elections of directors as described in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,601,490	41,471	45,996	2,705,964

The Second Amended and Restated Bylaws incorporating the amendments to the Bylaws approved by the Company’s stockholders at the Annual Meeting of Stockholders, which became effective upon such approval, are filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
3.1	Rexford Industrial Realty, Inc. Second Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
May 26, 2017	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
May 26, 2017	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Rexford Industrial Realty, Inc. Second Amended and Restated Bylaws